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                                                                   Exhibit 99.1

                      PALM BEACH NATIONAL HOLDING COMPANY

                                Revocable Proxy

      This Proxy is solicited on behalf of the Board of Directors of Palm Beach National Holding Company ("Palm Beach") who will serve as the Proxy Committee for the Special Meeting of Shareholders ("Special Meeting"). The undersigned shareholder of Palm Beach hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all of the shares of Palm Beach held of record by the undersigned on
         , 2002, at the Special Meeting to be held at        p.m., Eastern Time
   on       , 2002, at its corporate headquarters, 125 Worth Avenue, Palm
   Beach, Florida, and at any adjournment thereof.

      The proxy will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and are authorized to vote in its discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will vote in favor of the following proposal.

  1. FOR [_] OR AGAINST [_] OR ABSTAIN FROM VOTING ON [_] the authorization, adoption and approval of the Agreement and Plan of Merger dated as of May 28, 2002 between Palm Beach and The Colonial BancGroup, Inc.

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   PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE
   ENVELOPE FURNISHED.

                                                           Please sign exactly
                                                          as name appears on
                                                          this Proxy Card. When
                                                          shares are held by
                                                          joint tenants, both
                                                          should sign. When
                                                          signing as attorney,
                                                          executor,
                                                          administrator,
                                                          trustee, or guardian,
                                                          please give full
                                                          title as such. If a
                                                          corporation, please
                                                          sign in full
                                                          corporate name by
                                                          president or other
                                                          authorized officer.
                                                          If a partnership,
                                                          please sign in
                                                          partnership name by
                                                          authorized person.

                                                          DATED:___, 2002

                                                          _____________________
                                                          Signature

                                                          _____________________
                                                          Signature (if held
                                                          jointly)